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                             DISTRIBUTION AGREEMENT


      AGREEMENT, dated as of January 1, 2002, by and between Manufacturers Investment Trust (the "Trust"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios"), and Manulife Financial Securities LLC (the "Distributor").

      WHEREAS, the Trust is a Massachusetts business trust which is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act") and sells its shares to insurance company separate accounts to which net premiums, contributions and considerations under variable insurance and annuity products ("Variable Products") have been allocated for investment in the Trust ("Eligible Separate Accounts");

      WHEREAS, the Trust has divided its shares into series, each representing a different Portfolio, and further divided each series into Class A shares and Class B shares, and has adopted a distribution plan in respect of each of its Class A shares and Class B shares pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plans");

      WHEREAS, the Trust desires the Distributor to act as principal underwriter with respect to Class A shares and Class B shares of the Portfolios;

      WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 ("Securities Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

      NOW, THEREFORE, the Trust and the Distributor agree as follows:

      1. The Trust hereby appoints the Distributor as principal underwriter and distributor of the shares of the Trust, to sell shares of the Trust as agent for the Trust, and the Distributor hereby accepts that appointment.

      2. In its capacity as principal underwriter and distributor, and acting as principal and not as agent for the Trust, the Distributor is authorized, from time to time, to enter into separate written agreements regarding the sale of the shares of the Trust, on terms and conditions not inconsistent with this Agreement or the 12b-1 Plans, with affiliated and unaffiliated insurance companies which have Eligible Separate Accounts or with their affiliated broker-dealers ("Participation Agreements"). The Trust shall not pay any compensation pursuant to Participation Agreements; the Distributor shall determine in its sole discretion the compensation, if any, to be paid by it pursuant to Participation Agreements.

      3. Purchases and redemptions of the Class A shares and Class B shares of each Portfolio shall be at the net asset value therefor as described in the Trust's Prospectus and Statement of Additional Information. Trust shares may be sold or transferred only to Eligible Separate Accounts or as may otherwise be approved by the Trust's Board of Trustees.

      4. For services rendered and expenses borne as principal underwriter and distributor, the Distributor shall receive no compensation from the Trust other than the fees payable by the Trust on behalf of each of the Portfolios to the Distributor pursuant to the 12b-1 Plans. This Agreement does not obligate the Distributor to bear any expense of the Trust which the Trust is obligated to bear under the terms of its Advisory Agreement with the Manufacturers Securities Services, LLC.

      5. The Distributor shall furnish to the Trust, at least quarterly, reports as to the sales of Trust shares made pursuant to this Agreement.

      6. This Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or the Distributor and who have no direct or indirect financial interest in the 12b-1 Plans (or any agreement thereunder) (the "Independent Trustees") and by the Trustees of the Trust. This Agreement may be terminated at any time in its entirety or with respect
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to one or more Portfolios without penalty by a majority of the Independent
Trustees or by the vote of a majority of the outstanding voting securities of the Trust.

      7. This Agreement shall terminate automatically if it shall be assigned.

      8. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is given hereby that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each Portfolio.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MANUFACTURERS INVESTMENT TRUST



By:
     ------------------------------------
      James D. Gallagher, President


MANULIFE FINANCIAL SECURITIES LLC



By:
     ------------------------------------
      Gary Buchanan, President


                                       2
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                                   APPENDIX A


Internet Technologies Trust
Pacific Rim Emerging Markets Trust
Telecommunications Trust
Science & Technology Trust
International Small Cap Trust
Health Sciences Trust
Aggressive Growth Trust
Emerging Small Company Trust
Small Company Blend Trust
Dynamic Growth Trust
Mid Cap Growth Trust
Mid Cap Opportunities Trust
Mid Cap Stock Trust
All Cap Growth Trust
Financial Services Trust
Overseas Trust
International Stock Trust
International Value Trust
Capital Appreciation Trust
Strategic Opportunities Trust
Quantitative Mid Cap Trust
Global Equity Trust
Strategic Growth Trust
Growth Trust
Large Cap Growth Trust
All Cap Value Trust
Capital Opportunities Trust
Quantitative Equity Trust
Blue Chip Growth Trust
Utilities Trust
Real Estate Securities Trust
Small Company Value Trust
Mid Cap Value Trust
Value Trust
Equity Index Trust
Tactical Allocation Trust
Fundamental Value Trust
Growth & Income Trust
U.S. Large Cap Value Trust
Equity-Income Trust
Income & Value Trust
Balanced Trust
High Yield Trust
Strategic Bond Trust
Global Bond Trust
Total Return Trust
Investment Quality Bond Trust
Diversified Bond Trust
U.S. Government Securities Trust
Money Market Trust
Small Cap Index Trust
International Index Trust
Mid Cap Index Trust
Total Stock Market Index Trust
500 Index Trust
Lifestyle Aggressive 1000 Trust
Lifestyle Growth 820 Trust
Lifestyle Balanced 640 Trust
Lifestyle Moderate 460 Trust
Lifestyle Conservative 280 Trust
Small-Mid Cap Growth Trust
Small-Mid Cap Trust
International Equity Select Trust
Select Growth Trust
Global Equity Select Trust
Core Value Trust
High Grade Bond Trust